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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2007

CHINA OPPORTUNITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52355	20-5331360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cornerstone Financial 354 East 50th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-519-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 26, 2007, the initial public offering (‘‘IPO’’) of 6,000,000 Units (‘‘Units’’) of China Opportunity Acquisition Corp. (the ‘‘Company’’) was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share (‘‘Common Stock’’), and two Warrants (‘‘Warrant(s)’’), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $36,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (‘‘Private Sale’’) of 2,266,667 warrants (‘‘Insider Warrants’’) at a price of $0.60 per Insider Warrant, generating total proceeds of $1,360,000. The Insider Warrants were purchased by Harry Edelson, Nicholas Puro, Barry M. Shereck, Rose-Marie Fox (each a member of the Company’s board of directors), Daxi Li (one of the Company’s special advisors), Eliot Clauss and John Allen (each a member of China Investment Group LLC, another of the Company’s special advisors). The Insider Warrants are identical to the Warrants included in the Units sold in the IPO except that if the Company calls the Warrants for redemption, the Insider Warrants will not be redeemable by the Company so long as they are held by these purchasers or their affiliates. The purchasers of the Insider Warrants have agreed that the Insider Warrants will not be sold or transferred by it until after the Company has completed a business combination.

Audited financial statements as of March 26, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits:
	Exhibit 99.1	Audited Financial Statements
	Exhibit 99.2	Press release dated March 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2007	CHINA OPPORTUNITY ACQUISITION CORP.
By:	/s/ Harry Edelson Harry Edelson Chief Executive Officer